Exhibit 4.01 (j)







     RESOLUTION ADOPTED ON JULY 18, 1996 BY THE EXECUTIVE COMMITTEE, A DULY
            AUTHORIZED COMMITTEE APPOINTED BY THE BOARD OF DIRECTORS, ESTABLISHING CERTAIN TERMS AND PROVISIONS OF THE FIRST SERIES
  OF SECURITIES TO BE ISSUED UNDER THE INDENTURE DATED AS OF JULY 1, 1996 FROM
   EQUITABLE RESOURCES, INC. TO THE BANK OF MONTREAL TRUST COMPANY, AS TRUSTEE


            RESOLVED, That, in accordance with Section 301 of the Indenture dated as of July 1, 1996 (the "Indenture") from Equitable Resources, Inc. (the "Company") to the Bank of Montreal Trust Company, as trustee (the "Trustee"), there is hereby established for authentication and delivery by the Trustee the first series of Securities (such series being referred to herein as the "Debentures") of the Company to be issued under the Indenture, having the following terms and provisions in addition to the terms and provisions established by the Indenture:

             1.1 TITLE. The title of the Debentures shall be "Debentures, 7 3/4% Series due July 15, 2026."

             2.1 PRINCIPAL AMOUNT. The aggregate principal amount of the Debentures which may be authenticated and delivered under the Indenture shall be limited to $150,000,000.

             3.1 MATURITY. The principal of the Debentures shall be payable on July 15, 2026.

             4.1 INTEREST RATE. The Debentures shall bear interest at the rate of 7 3/4% per annum until the principal thereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue installment of interest.

             4.2 INTEREST ACCRUAL. Interest on the Debentures shall accrue from the date of the original issue of any of the Debentures or from the most recent Interest Payment Date (as specified in Section 4.3 below) to which interest has been paid or duly provided for.

             4.3 INTEREST PAYMENT DATES. The Interest Payment Dates on which interest on the Debentures shall be paid or duly provided for shall be semiannually on January 15 and July 15 in each year, commencing January 15, 1997.

             4.4 REGULAR RECORD DATES. The Regular Record Dates for the interest on the Debentures so payable on any Interest Payment Date (as specified in Section 4.3 above) shall be the June 30 or December 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

             5.1 PLACE OF PAYMENT. Principal of (and premium, if any, on) the Debentures shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York. Unless otherwise designated by the Company in a written notice to the Trustee, such office or agency in the Borough of Manhattan for the above purpose shall be the Corporate Trust Office of the Trustee. Interest on the Debentures shall be payable by check mailed to the registered address of the holder of record on the Regular Record Date for such interest payment.

             6.1  REDEMPTION.   The  Debentures  are  nonredeemable  prior  to
maturity.

             7.1 SINKING FUND. There will be no sinking fund for the Debentures.

             8.1  DENOMINATIONS.   As  contemplated  by  the  Indenture,   the
Debentures shall be issuable in denominations of $1,000 and any integral multiple thereof.

             9.1 CONVERTIBILITY. The Debentures shall not be convertible into shares of capital stock or other securities of the Company.

            10.1 REPAYMENT. Except as provided in Section 11.1 hereof, the Company shall have no obligation to repay the Debentures (at the option of Holders or otherwise) prior to the Maturity of the Debentures (as specified in
Section 3.1 above).

            11.1 ACCELERATION. The principal amount of the Debentures (and not a portion thereof) shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture.

            12.1 SECTION 1301 OF INDENTURE. Section 1301 of the Indenture shall apply to the Debentures.

            13.1 OTHER PROVISIONS. The Debentures shall have no other terms than as set forth in this Board Resolution and the Indenture or as may be set forth in any indenture or indentures supplemental to the Indenture.

            Capitalized terms used in this Board Resolution have the meanings set forth in the Indenture unless otherwise indicated or the context indicates otherwise.

                                                                Exhibit 4.01 (j)






         EXCERPT FROM THE MINUTES OF A MEETING OF THE BOARD OF DIRECTORS
                          OF EQUITABLE RESOURCES, INC.
                            HELD JANUARY 17-18, 1996


            The Chairman asked the Board to authorize the filing of the Registration Statement and to adopt resolutions authorizing all other action required in connection therewith.

            After full discussion, on motion duly made and seconded, the following resolutions were unanimously adopted:

            RESOLVED, That this Board hereby authorizes and approves a financing program involving the issue and sale from time to time by the Company of up to $250 million aggregate principal amount of debt securities to be issued under the Indenture dated as of April 1, 1983 (the "Indenture"), as supplemented, between the Company and Bankers Trust Company, as Trustee.

            RESOLVED FURTHER, That the President and the Vice President and Chief Financial Officer and other proper officers of the Company be, and hereby they are, authorized, empowered and directed for and on behalf of the Company to cause a Registration Statement on Form S-3 pertaining to the issuance and sale of the debt securities, in such form as such officers may approve, their approval to be evidenced conclusively by their execution of the same, to be executed and filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

            RESOLVED FURTHER, That the Vice President and Chief Financial Officer of the Company, be, and hereby he is, designated to act on behalf of the Company as its agent for service in respect of matters concerning such Registration Statement, with the powers enumerated in Rule 478 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

            RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed for and on behalf of the Company to prepare or cause to be prepared and executed under the corporate seal of the Company if necessary or advisable, and to cause to be filed at any time and from time to time, any and all amendments to said Registration Statement, including post-effective amendments, and other documents to be filed with the Securities and Exchange Commission as they may deem necessary or advisable, such amendments and other documents to be in such form as the officers executing the same may approve, their approval to be evidenced conclusively by such execution, and to take any and all further action and to file such prospectus and any supplements thereto and other documents with the Securities and Exchange Commission as they may deem necessary or advisable, in order to make such filing effective and to effectuate the issuance and sale from time to time of debt securities; and the execution by such officers of any such paper or document or the doing by any of them of any acts in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the actions so taken.

            RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed to execute and file on behalf of the Company a Securities Certificate with the Pennsylvania Public Utility Commission and an Application for an Order Authorizing the Issuance and Sale of Debt Securities with the Kentucky Public Service Commission, in each case relating to the debt securities, and to execute and file with the Pennsylvania Public Utility Commission and the Kentucky Public Service Commission and all other regulatory authorities such amendments or additional applications, agreements and other documents, or amendments to the same, and to take any and all such further actions, as such officers may deem necessary or advisable in order to make all filings with all such regulatory authorities effective and to authorize the issuance and sale of the debt securities.

            RESOLVED FURTHER, That the Finance Committee of the Board of Directors shall be, and hereby it is, authorized and empowered, in the name, place and stead of the Board of Directors of the Company, to authorize at any time or times deemed appropriate one or more issues and sales of debt securities by the Company and, in connection with any such issue, to determine, approve or appoint, as the case may be (i) the titles of the debt securities; (ii) the aggregate principal amount and denominations; (iii) the maturity or maturities;
(iv) the price to be received by the Company in any public or private offering of the debt securities (which may be at a discount from the principal amount of any such debt securities at their maturity); (v) the rate or rates at which the debt securities will bear interest, if any, and the date from which such interest will accrue; (vi) any mandatory or optional sinking fund or analogous provisions; (vii) the date, if any, after which, and the price or prices at which, any debt securities may be redeemed at the option of the Company; (viii) if applicable, the terms and conditions upon which any debt securities may be payable prior to final maturity at the option of the holder thereof or otherwise; (ix) if applicable, the terms and conditions upon which the entire indebtedness on any series of the debt securities may be discharged by the deposit of cash and/or certain government obligations with the Trustee for the holders of the debt securities; (x) the restrictive covenants, if any, to be imposed upon the Company relating to any debt securities; (xi) any authenticating or paying agents, transfer agents or registrars (collectively, the "Fiduciaries"); (xii) the terms and conditions of the issuance and sale of the debt securities, including the price at which any debt securities may be sold by the Company and the plans for distribution of the debt securities, and the compensation to be paid any underwriters or agents for sale in connection with such distribution; (xiii) if applicable, the specific portions of the Company's existing indebtedness to be refinanced from the proceeds of any sale of the debt securities; and (xiv) such other terms, conditions and provisions as the Finance Committee shall deem appropriate.

            RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized and directed to take any and all actions which they may deem necessary or advisable to effect the issuance of one or more series of debt securities under the Indenture and otherwise carry out the terms and provisions of the Indenture.

            RESOLVED FURTHER, That the proper officers of the Company be, and hereby each of them is, authorized, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, certificates and instruments as may be required by any Fiduciary in connection with the Indenture or as may be necessary or appropriate in connection with the issuance and sale of the debt securities.

            RESOLVED FURTHER, That any Fiduciary be, and hereby it is, authorized to rely and act upon, and shall be fully protected in so relying and acting upon, any instructions received by it and signed by any officer of the Company or by counsel for the Company, and to rely and act upon, and shall be fully protected in so relying and acting upon, any Debenture, assignment, power of attorney, certificate, order, instruction, notice or other instrument or paper believed by it to be genuine and duly authorized and properly executed; that the Company may reimburse any such Fiduciary for all expenses incurred by it in the performance of its duties; that the Company may indemnify and hold harmless each Fiduciary from and against any and all claims, suits, damages, losses, expenses (including reasonable counsel fees) and liabilities which may be incurred by it or to which it may be subjected by reason of, or in connection with, its appointment and duties excepting only such as shall result from its own negligence or bad faith; and that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a written order to the appropriate Fiduciary directing such Fiduciary when debt securities have been properly executed by the Company to authenticate them in such principal amount as shall have been determined by the Finance Committee, to deliver such debt securities to, or upon the order of the Company, and thereafter to authenticate and deliver such other debt securities as may be necessary upon registration or transfer of, in exchange for, or in lieu of, any outstanding debt securities, all in accordance with the terms of the Indenture.

            RESOLVED FURTHER, That the President and the Secretary of the Company be, and hereby each of them is, authorized, empowered and directed to execute, by manual or facsimile signature, the debt securities in the aggregate principal amount to be determined as provided in the Indenture and in definitive registered form, and to execute, by manual or facsimile signature, from time to time such additional debt securities as may be necessary to effect transfers of the debt securities and exchanges of the debt securities for debt securities of other denominations, and the President or any Vice President or the Treasurer or any Assistant Treasurer of the Company be, and hereby each of them is, authorized, empowered and directed to deliver from time to time the debt securities, executed in the manner and in the principal amount as aforesaid, to the Trustee for authentication and delivery upon the written order of the Company signed by such officer, all as provided in the Indenture and further authorized by the Finance Committee.

            RESOLVED FURTHER, That the proper officers of the Company shall be, and hereby they are, authorized and empowered to select underwriters, purchasers or agents for sale of the debt securities and to approve forms of underwriting agreements, purchase agreements or agency agreements relating to the sale and distribution of the debt securities and providing for the terms and conditions of sales of series of debt securities, subject to the ratification of the Finance Committee and the proper officers of the Company be, and hereby they are, authorized, empowered and directed, on behalf of the Company and under its corporate seal if necessary or advisable, to execute and deliver from time to time one or more such agreements in such form as the Finance Committee or the officers executing the same may approve, such approval to be evidenced conclusively by the execution thereof.

            RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, in the name and on behalf of the Company and under its corporate seal if necessary or advisable, to make application to such securities exchange as the Finance Committee shall deem necessary or appropriate for the listing thereon of debt securities and that each such officer is authorized to appear before any official or officials or before any body of any such exchange, and to execute and deliver any and all papers and agreements, specifically including, without limitation, indemnity agreements for the benefit of any such exchange relating to the use of facsimile signatures, and to do any and all things which may be necessary to effect such listing and to do any and all things which otherwise may be necessary to effect registration of the debt securities under Section 12 of the Securities Exchange Act of 1934, as amended.

            RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed to make applications in such states as they shall deem necessary or advisable to qualify or register (or obtain an exemption from qualification or registration) for offer or sale of all or such part of the debt securities, and to license the Company as a broker or dealer and to take on behalf of the Company any and all actions, as they may deem necessary or advisable in order to comply with the Blue Sky or securities laws of any state of the United States of America and in connection therewith to execute and file requisite papers and documents, including but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification (or exemption) for so long as they deem necessary or as required by law or by any underwriters of the debt securities, and the execution by such officers of any such paper or document or the doing by them of any action in connection with the foregoing matters shall conclusively establish their authority from the Company for the papers and documents so executed and the action so taken.

            RESOLVED FURTHER, That if in any state in which action is taken to qualify or register any debt securities or to license the Company as a broker or dealer a prescribed form of resolution or resolutions relating to such licensing, qualification or registration, or to any application, report, surety bond, appointment or other instrument in connection therewith, is required, each such resolution shall be deemed to have been, and hereby is, adopted by this Board of Directors, and the Secretary or any Assistant Secretary of the Company is hereby authorized, empowered and directed to certify the adoption of any such resolution as though the same were presented at this meeting and adopted hereby, all such resolutions to be inserted in the minute book of the Company as part of the minutes of the Company.

            RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed to take any and all such further action for and on behalf of the Company and to execute, for and on behalf of the Company and under its corporate seal if necessary or advisable, and to deliver any and all agreements, certificates, applications or other instruments as the Finance Committee or such officers may deem necessary or advisable in order to effect and confirm the authorization, issuance and sale of the debt securities and to implement the foregoing resolutions and the transactions contemplated thereby.

            RESOLVED FURTHER, That whenever used in the foregoing resolutions, the term "proper officers" shall mean the President or any Vice President of the Company.

                                                                Exhibit 4.01 (j)





         EXCERPT FROM THE MINUTES OF A MEETING OF THE BOARD OF DIRECTORS
                          OF EQUITABLE RESOURCES, INC.
                               HELD JULY 18, 1996



            WHEREAS, on January 18, 1996, the Board of Directors of this Company adopted resolutions authorizing and approving a financing program involving the issue and sale from time to time by the Company of up to $250 million aggregate principal amount of debt securities to be issued under the Indenture dated as of April 1, 1983, as supplemented, between the Company and Bankers Trust Company, as Trustee; and

            WHEREAS, it has since been determined that the Company will not issue the securities under the 1983 Indenture but will enter into a new Indenture with the Bank of Montreal Trust Company as Trustee.

            NOW, THEREFORE, BE IT RESOLVED, That the resolution adopted by the Board of Directors on January 18, 1996, relating specifically to the issuance of debt securities under the Indenture dated April 1, 1983 between the Company and Bankers Trust Company, as Trustee, be amended to read as follows:

            RESOLVED, That this Board hereby authorizes and approves a financing program involving the issue and sale from time to time by the Company of up to $250 million aggregate principal amount of debt securities to be issued under an Indenture between the Company and the Bank of Montreal Trust Company, as Trustee, and hereby authorizes the proper officers of the Company to execute and deliver, on behalf of the Company, such Indenture between the Company and the Bank of Montreal Trust Company.

            RESOLVED FURTHER, That all other resolutions adopted by the Board of Directors on January 18, 1996, pertaining to the $250 million debt financing shall remain in full force and effect.